Exhibit 10.1

FIFTEENTH AMENDMENT TO LOAN DOCUMENTS

THIS FIFTEENTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of August 18, 2015, and is by and among Bio-Reference Laboratories, Inc. (“BRLI”), and GeneDX, Inc. (formerly known as BRLI No. 2 Acquisition Corp.), which conducts business as GeneDx (referred to herein from time to time as “GeneDx” and a “Subsidiary Party”) (BRLI and the Subsidiary Party herein each a “Borrower” and, collectively, “Borrowers”), the financial institutions which are party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as the agent for the Lenders and, as of the date hereof, as the sole Lender (in each such capacity, the “Bank”).

BACKGROUND

A. The Borrowers have executed and delivered to the Bank, one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrowers’ obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B. The Borrowers and the Bank desire to amend the Loan Documents to (i) consent to the OPKO Merger (as such term is hereinafter defined), pursuant to which BRLI will be the surviving corporation and a wholly-owned subsidiary of OPKO Health, Inc. and (ii) effect certain additional modifications, as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2. (a) Each of the Borrowers hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct in all material respects as of the date of this Amendment (except to the extent such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties are true and correct in all material respects as of such earlier date), and (ii) incorporated into this Amendment by reference.

(b) Each of the Borrowers hereby certifies that (i) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (ii) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained or shall be obtained on a timely basis pursuant to the terms of this Amendment and (iii) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms. The Borrowers confirm that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3. Each of the Borrowers hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrowers’ existing and future Obligations to the Bank, as modified by this Amendment.

4. As a condition precedent to the effectiveness of this Amendment, the Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

5. To induce the Bank to enter into this Amendment, to the extent permitted by law, each of the Borrowers waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations. Each of the Borrowers further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified. Each of the Borrowers further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other acceptable electronic transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile or other acceptable electronic transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile or other acceptable electronic transmission.

7. This Amendment will be binding upon and inure to the benefit of each Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

9. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). Each of the Borrowers and Bank expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

[Signature page follows.]

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WITNESS the due execution of this Fifteenth Amendment to Loan Documents as a document under seal as of the date first written above.

ATTEST:			BIO-REFERENCE LABORATORIES, INC.

By:	/s/ Nicholas Papazicos	By:	/s/ Marc D. Grodman
Name:	Nicholas Papazicos	Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary	Title:	President

ATTEST:			GENEDX, INC. (formerly known as BRLI NO. 2 ACQUISITION CORP., doing business as GeneDx a Subsidiary Party)

By:	/s/ Nicholas Papazicos	By:	/s/ Marc D. Grodman
Name:	Nicholas Papazicos	Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary	Title:	President

PNC BANK, NATIONAL ASSOCIATION
(as Agent and the sole Lender)

			By:	/s/ Alberto Casasus, Jr.
(SEAL)
			Name:	ALBERTO CASASUS, JR.
			Title:	Senior Vice President

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EXHIBIT A TO

FIFTEENTH AMENDMENT TO LOAN DOCUMENTS

A.	The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.	Amended and Restated Loan and Security Agreement dated as of September 30, 2004, as amended by that certain: (a) letter amendment dated April 20, 2005, (b) Second Amendment to Loan Documents dated as of January 19, 2006, (c) Third Amendment to Loan Documents dated September 13, 2006, (d) Fourth Amendment to Loan Documents Dated as of October 1, 2006, (e) Fifth Amendment to Loan Documents dated as of October 31, 2007, (f) Sixth Amendment to Loan Documents dated as of May 12, 2008, (g) Seventh Amendment to Loan Documents dated as of October 22, 2010, (h) Eighth Amendment to Loan Documents dated as of October 31, 2011, (i) Ninth Amendment to Loan Documents dated November 30, 2011, (j) Tenth Amendment to Loan Documents dated June 7, 2013, (k) Eleventh Amendment to Loan Documents and Waiver Agreement, dated as of September 30, 2013, (l) Twelfth Amendment to Loan Documents dated as of October 28, 2013, (m) Thirteenth Amendment to Loan Documents dated as of February 3, 2014, and (n) Fourteenth Amendment to Loan Documents dated as of May 5, 2015 (collectively, the “Loan Agreement”).

2.	All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.	The Loan Agreement is hereby amended as follows:

1.	Definitions. As of the Fifteenth Amendment Date, Section 1.2 of Article 1 (General Terms) of the Loan Agreement is hereby amended to add the following new definitions, which are deemed to be inserted alphabetically:

“Fifteenth Amendment” shall mean the Fifteenth Amendment to Loan Documents dated as of the Fifteenth Amendment Date.

“Fifteenth Amendment Date” shall mean August 18, 2015.

“OPKO” shall mean OPKO Health, Inc., a Delaware corporation.

“OPKO Merger” shall mean the merger of Bamboo Acquisition, Inc., a New Jersey corporation (“Merger Sub) and a wholly owned subsidiary of OPKO, with and into BRLI, with BRLI surviving such merger, and upon the terms and subject to the conditions of the OPKO Merger Agreement, BRLI shall continue its existence, business and operations as a wholly owned Subsidiary of OPKO.

“OPKO Merger Agreement” shall mean that certain Agreement and Plan of Merger by and among OPKO, Merger Sub and BRLI, dated as of June 3, 2015, as same may be amended from time to time.

“OPKO Merger Conditions” shall mean each of the following: (i) the Agent’s receipt of the OPKO Merger Closing Deliverables; and (ii) the Agent’s receipt of a certificate from BRLI certifying that (i) there shall not have occurred and be continuing a Default or an Event of Default under this Agreement or the Other Documents immediately prior to the OPKO Merger Effective Time or resulting from the consummation of the OPKO Merger and (ii) the consummation of the OPKO Merger shall not result in a Material Adverse Effect with respect to the Borrowers.

“OPKO Merger Closing Deliverables” shall mean true and complete copies of each of the following: (i) the certificate of merger to be executed and delivered by the parties thereto pursuant to the OPKO Merger Agreement; (ii) the plan of merger to be executed and filed with the office of the Department of the Treasury of New Jersey; (iii) the filed certificate of incorporation of Merger Sub; (iv) the final bylaws of Merger Sub; (v) an incumbency certificate to be executed by the appropriate authorized representatives of BRLI, in form and substance reasonably satisfactory to Agent, dated as of “Effective Time” (as defined in the OPKO Merger Agreement) of the OPKO Merger (the “OPKO Merger Effective Time”), which shall certify the incumbency and signature of the authorized representatives of BRLI; (vi) an organizational chart of BRLI as of the OPKO Merger Effective Time; (vii) true copies of all shareholder and board of director resolutions and consents from each of OPKO, Merger Sub and BRLI adopting and approving the OPKO Merger Agreement and the transactions contemplated therein; (viii) a list of the directors and officers of BRLI as of the OPKO Merger Effective Time; (ix) the tax opinions required to be delivered pursuant to Sections 5.2(c) and 5.3(c) the OPKO Merger Agreement; (x) signed officer certificates required to be executed and delivered pursuant to Sections 5.2(a) and (b) and Sections 5.3(a) and (b) of the OPKO Merger Agreement; and (xi) amendments, if any, to the OPKO Merger Agreement.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

2.	Amendment to Section 5.5 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 5.5 of the Loan Agreement (Financial Statements) is hereby deleted in its entirety and replaced with the following:

5.5. Financial Statements. The consolidated and consolidating balance sheets of Borrowers, and such other Persons described therein, as of October 31, 2014, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except as otherwise noted therein and for changes in application to which such accountants concur) present fairly in all material respects the consolidated financial position of Borrowers and their Subsidiaries at such date and the results of their operations for such period. Since October 31, 2014, there has been no change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrowers, except changes in the ordinary course of business of the Borrowers that would not be reasonably likely to result in a Material Adverse Effect.

3.	Amendment to Section 5.8 of the Loan Agreement. As of the Fifteenth Amendment Date, subsection (b) of Section 5.8 of the Loan Agreement (Solvency; No Litigation, Violation, Indebtedness or Default) is hereby deleted in its entirety and replaced with the following:

(b) Except as set forth in Schedule 5.8(b), no Borrower has (i) any litigation, arbitration, actions, proceedings, either pending or, to the best of Borrowers’ knowledge, threatened, which is reasonably likely to result in a Material Adverse Effect and (ii) any liabilities or indebtedness for borrowed money other than the Obligations and indebtedness permitted under Section 7.8 hereof.

4.	Amendment to Section 7.1(a) of the Loan Agreement. As of the Fifteenth Amendment Date, subsection (a) of Section 7.1 of the Loan Agreement (Merger, Consolidation, Acquisition and Sale of Assets) is hereby deleted in its entirety and replaced with the following:

(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it; except (i) with respect to (A) Permitted Acquisitions, (B) the GeneDX Acquisition, (C) the acquisition of substantially all of the operating assets of Diagnostic Pathology Services, Inc., a Maryland corporation, pursuant to that certain Asset Sale/Purchase Agreement dated September 26, 2006 by and among Diagnostic Pathology Services, Inc., James T. Sundeen, and BRLI, (D) the acquisition of substantially all of the tangible and intangible assets, excluding cash, receivables and certain other assets, of Lenetix Medical Screening Laboratory, Inc. (“Lenetix”) from Lenetix and its stockholder on or about March 2, 2010, (E) the acquisition of all of the authorized, issued and outstanding shares of The Genetics Center, Inc. (“GCI”), a New York corporation engaged in the clinical laboratory business with principal place of business in Smithtown, New York on or about August 5, 2011, and (F) the acquisition of substantially all of the operating assets of Hunter Laboratories, Inc. pursuant to that Hunter APA and the other Hunter Transaction Documents; (ii) BRLI may acquire the assets of Edge Bioserve LLC, its wholly owned Subsidiary, and thereafter dissolve such Subsidiary; and (iii) the OPKO Merger subject to the satisfaction of the OPKO Merger Conditions.

5.	Amendment to Section 7.7 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 7.7 of the Loan Agreement (Dividends) is deleted in its entirety and replaced with the following:

7.7. Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Borrower except that any Subsidiary shall be permitted to pay dividends to BRLI, so long as no Default or Event of Default shall have occurred and be continuing or would occur after giving pro forma effect to such dividends.

6.	Amendment to Section 7.10 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 7.10 of the Loan Agreement (Transactions with Affiliates) is deleted in its entirety and replaced with the following:

7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (i) transactions in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate and (ii) transactions with any Borrower or OPKO or any of their respective Subsidiaries that are either (A) entered into in the ordinary course of business and not otherwise prohibited by any of the other provisions of this Agreement (which shall include, for the avoidance of doubt, transactions with Affiliates in the nature of shared administrative and operational service arrangements that are designed to (x) take advantage of synergies between a Borrower and such Affiliate(s) and/or (y) effect cost savings and/or operational efficiencies, or (B) entered into outside the ordinary course of business, approved by the Agent (such approval not to be unreasonably withheld, delayed or conditioned) and not otherwise prohibited by any of the other provisions of this Agreement; and with respect to clauses (ii)(A) and (B) above, such transactions shall not have or be reasonably likely to have a Material Adverse Effect with respect to Borrowers.

7.	Amendment to Section 7.12 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 7.12 of the Loan Agreement (Fiscal Year and Accounting Changes) is deleted in its entirety and replaced with the following:

7.12 Fiscal Year and Accounting Changes. Change its fiscal year from October 31, except that upon the consummation of the OPKO Merger (and the satisfaction of the OPKO Merger Conditions), BRLI may change its fiscal year end to December 31, or make any change (i) in accounting treatment and reporting practices except as permitted by GAAP and as disclosed in its financial statements or (ii) in tax reporting treatment except as permitted by law.

8.	Amendment to Section 7.14 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 7.14 of the Loan Agreement (Amendment of Articles of Incorporation; By Laws) is deleted in its entirety and replaced with the following:

7.14 Amendment of Organizational Documents. Amend, modify or waive any term or material provision of its Organizational Documents without Agent’s prior written consent, except (i) as required by law; and (ii) any amendments in connection with the OPKO Merger, which shall be in the form of the filed certificate of incorporation of Merger Sub, as amended by the amendment thereto, and the final bylaws of Merger Sub, true copies of which have been furnished by BRLI to Agent with the OPKO Merger Closing Deliverables.

9.	Intentionally Omitted.

10.	Amendment to Section 9.8 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 9.8 of the Loan Agreement (Quarterly Financial Statements) is hereby modified by adding the following new material at the end of such Section:

For the avoidance of doubt, following the consummation of the OPKO Merger (and the satisfaction of the OPKO Merger Conditions), the Borrowers shall furnish to Agent the aforesaid financial statements, reports and compliance certificate for the Borrowers’ fiscal quarters ending on (x) July 31, 2015 (if not already furnished to Agent prior to the OPKO Merger Effective Time) and (y) September 30, 2015, within forty-five (45) days after the end of each such period.

11.	Amendment to Section 9.10 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 9.10 of the Loan Agreement (Other Reports) is hereby deleted in its entirety and replaced with the following:

9.10 Intentionally Omitted.

12.	Amendment to Section 10.5 and 10.6 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 10.5 of the Loan Agreement (Petition By or Against Borrowers) and Section 10.6 of the Loan Agreement (Appointment of Receiver) are hereby deleted in their entirety and replaced with the following:

10.5 Bankruptcy. Any Borrower, any Guarantor or any Subsidiary of any Borrower shall (i) apply for, consent to or suffer (and not diligently seek to dismiss, by appropriate proceedings) the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated as bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.6 Intentionally Omitted;

13.	Amendment to Section 10.8 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 10.8 of the Loan Agreement (Change in Management) is hereby deleted in its entirety and replaced with the following:

10.8 Change in Management. At any time Marc D. Grodman (“Grodman”) shall not be employed by Borrowers in substantially the same roles as he holds on the Closing Date (other than the role of Chairman of the Board of Borrowers) and no successor(s) have been retained to act in such roles within ninety (90) days after Grodman’s ceasing to be employed in such roles or such shorter period as is required to avoid the occurrence of a Material Adverse Effect;

14.	Amendment to Section 13.2 of the Loan Agreement. As of the Fifteenth Amendment Date, the first sentence of Section 13.2 of the Loan Agreement (Termination by Borrowers) is hereby deleted in its entirety and replaced with the following:

13.2 Termination by Borrowers. Borrowers may terminate this Agreement at any time upon not less than twenty (20) days’ (or such shorter period as is acceptable to Agent) prior written notice and payment in full of the Obligations.

15.	Amendment to Section 16.15 of the Loan Agreement. As of the Fifteenth Amendment Date, Section 16.15 of the Loan Agreement (Confidentiality; Sharing Information) is hereby amended by adding the following clause at the end thereto:

(e) Notwithstanding anything herein to the contrary, any obligation of the Borrowers, Guarantors or any other Persons to provide information to the Agent or Lenders under the Loan Documents and the disclosure of any such information shall be subject to the restrictions on healthcare information and privacy under Applicable Laws.

16.	Amendment to Article XVI of the Loan Agreement. As of the Fifteenth Amendment Date, Article XVI of the Loan Agreement (Miscellaneous) is hereby amended to add the following section:

16.17 Limitation of Application to OPKO. Notwithstanding anything to the contrary set forth herein and for the avoidance of doubt, the provisions of this Agreement and the Other Documents shall not be construed to apply to, and are not binding upon, OPKO or any Affiliate of OPKO, or any assets thereof, other than the Borrowers, the Guarantors and any other Persons party thereto or their assets, unless otherwise determined to be binding on OPKO or any such other Affiliate of OPKO pursuant to Applicable Laws.

17.	Amendment and Replacement of Certain Schedules to the Loan Agreement. Schedule 5.6 (Prior Names; Acquisitions), Schedule 5.8(b) (Litigation) and Schedule 5.8(d) (Plans) are hereby amended and restated as set forth on the restated schedules which are attached to this Exhibit A and hereby made a part of this Fifteenth Amendment and the Loan Agreement.

C.	Consent to the OPKO Merger

1.	The Agent and the Lenders hereby consent to the consummation of the OPKO Merger subject to the satisfaction of the OPKO Merger Conditions.

2.	For the avoidance of doubt, (i) the Borrowers’ representations and warranties as set forth in the Loan Agreement and the Other Documents are representations and warranties of the Borrowers and not of OPKO, and (ii) the covenants set forth in the Loan Agreement and the Other Documents are binding upon the Borrowers, the Guarantors and any other Persons party thereto and are not binding on OPKO and its other Subsidiaries, unless otherwise determined to be binding on OPKO and/or its other Subsidiaries pursuant to Applicable Laws.

D.	Conditions to Effectiveness of Amendments. Bank’s willingness to agree to the amendments set forth in this Exhibit A and the continuing effectiveness of such amendments are subject to the satisfaction of the following conditions:

1.	Execution by all parties and/or delivery to Bank of the following:

(a)	this Amendment (and the annexed Consent), in form and substance acceptable to Bank; and

(b)	an enabling resolution on behalf of each of the Borrowers and Guarantors, in form and substance satisfactory to Bank.

2.	Bank shall be in receipt of, as applicable, the final approved forms or signed true copies of the OPKO Merger Closing Deliverables, which shall be satisfactory to Bank (receipt of which is hereby acknowledged by the Bank).

3.	Bank shall be in receipt of copies of any amendments to each of the Borrowers’ and Guarantors’ Organizational Documents previously furnished to the Bank that were executed and/or delivered after February 3, 2014 or confirmation that the Borrowers’ and Guarantors’ Organizational Documents have not been modified, amended or restated and remain in full force and effect.

4.	Bank shall be in receipt of good standing certificates of each of the Borrowers and Guarantors in their jurisdictions of organization issued by the Secretary of State or other appropriate official of each such jurisdiction.

5.	Bank shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Amendment.

6.	Such other documents, agreements and instruments as Bank shall reasonably require prior to the date hereof to preserve its security interest in the Collateral or otherwise comply with the Loan Agreement and Other Documents, as amended by this Amendment.

E.	Conditions Subsequent.

1.	BRLI shall deliver to Bank, within two (2) Business Days after the closing of the OPKO Merger, true and complete copies of all of the OPKO Merger Closing Deliverables not previously furnished to Bank pursuant to part D. 2 above.

2.	Borrowers agree to reimburse Bank for the fees and expenses of Bank’s counsel, whether incurred in connection with this Amendment or in conjunction with the continuing commercial lending relationship between Bank and Borrowers, which fees and expense may be paid by Bank making a Revolving Loan, from time to time, in the amount of such fees and expenses and retaining the proceeds in satisfaction of same.

[End of Exhibit A]

CONSENT BY GUARANTORS

The undersigned Guarantors consent to the provisions of the foregoing Amendment (the “Amendment”) and all prior amendments and confirms and agrees that:

(a) CareEvolve.com Inc.’s obligations under its: (i) Continuing Unlimited Corporate Guaranty dated as of September 30, 2004, (ii) Amended and Restated Continuing Unlimited Corporate Guaranty dated as of October 31, 2006, and (iii) Guarantor’s Security Agreement dated as of September 30, 2004 (collectively, the “Care Evolve Guaranty Documents”), relating to the Obligations, shall be unimpaired by the Amendment; and

(b) Genome Diagnostics Ltd.’s and BRLI-Genpath Diagnostics, Inc.’s obligations under their respective Continuing Unlimited Corporate Guaranties, each dated as of October 31, 2011 (collectively the “Genome and Genpath Guaranty Documents”), relating to the Obligations, shall be unimpaired by the Amendment; and

(c) Florida Clinical Laboratory, Inc.’s and Meridian Clinical Laboratory Corp.’s obligations under their respective Continuing Unlimited Corporate Guaranties, each dated as of June 7, 2013 (collectively the “FCL and MCL Guaranty Documents” and together with the Care Evolve Guaranty Documents and the Genome and Genpath Guaranty Documents, the “Guaranty Documents”), relating to the Obligations, shall be unimpaired by the Amendment; and

each Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to their respective Guaranty Documents; and

(d) all of the terms, conditions and covenants in the Guaranty Documents remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment.

Each Guarantor certifies that all representations and warranties made in the Guaranty Documents to which such Guarantor is a party are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case, such representations and warranties are true and correct in all material respects as of such earlier date).

Each Guarantor hereby confirms that any Collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by such Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of such Guarantor’s existing and future Obligations to the Bank, as modified by this Amendment.

Each Guarantor ratifies and confirms the waiver of jury trial provisions contained in the Guaranty Documents to which each such Guarantor is a party.

[Signature Page Follows]

WITNESS the due execution of this Consent as a document under seal as of the date of this Amendment, intending to be legally bound hereby.

ATTEST:			CareEvolve.com, Inc.

By:	/s/ Nicholas Papazicos	By:	/s/ Marc D. Grodman
Name:	Nicholas Papazicos	Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary	Title:	President

ATTEST:			Genome Diagnostics, Ltd.

By:	/s/ Nicholas Papazicos	By:	/s/ Marc D. Grodman
Name:	Nicholas Papazicos	Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary	Title:	President

ATTEST:			BRLI- Genpath Diagnostics, Inc.

By:	/s/ Nicholas Papazicos	By:	/s/ Marc D. Grodman
Name:	Nicholas Papazicos	Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary	Title:	President

ATTEST:			Florida Clinical Laboratory, Inc.

By:	/s/ Nicholas Papazicos	By:	/s/ Marc D. Grodman
Name:	Nicholas Papazicos	Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary	Title:	President

ATTEST:			Meridian Clinical Laboratory Corp.

By:	/s/ Nicholas Papazicos	By:	/s/ Marc D. Grodman
Name:	Nicholas Papazicos	Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary	Title:	President

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